UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 31, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
Supplemental H3C Financial Information Delivered to Bank Lenders
     As required by its senior secured credit facility the Company made available to its senior secured bank lenders certain summary financial information concerning its H3C Holdings Limited subsidiary. This financial data is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.
     The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Non-GAAP Financial Measures.
The attached Exhibit 99.1 contains non-GAAP financial measures which are defined by our H3C credit agreement and used as measures for calculating compliance with certain covenants set forth in the credit agreement. In evaluating the Company’s compliance under the credit agreement, management uses these non-GAAP financial measures to supplement consolidated financial statements prepared under generally accepted accounting principles in the United States (“GAAP”). Management believes these non-GAAP measures help the Company determine its compliance with these covenants, although it generally does not use these measures in evaluating business performance. Because these measures are used in calculating our bank covenants, it may be useful to our investors as well.
     Consolidated Adjusted EBITDA
     We adjust our H3C GAAP net income by adjusting for net interest expense, tax provision, EARP bonus and the following non-cash items: minority interest (Huawei’s 49% portion of H3C’s net income), amortization of stepped-up inventory from purchase accounting for H3C acquisition transaction, purchase accounting for H3C acquisition transaction, depreciation and amortization. These items are required adjustments under the credit agreement.
     Consolidated Working Capital
     We adjust our H3C GAAP working capital by adjusting for cash and cash equivalents and the liability representing the current portion of long-term debt, as required by the credit agreement. Excluding these items creates a non-standard definition of working capital.
     General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as net income (loss) and net income (loss) per share and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
ITEM 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	H3C — Summary Financial Information Provided to Bank Lenders

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 31, 2009	By:	/s/ Jay Zager
Jay Zager
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	H3C — Summary Financial Information Provided to Bank Lenders